EXHIBIT 10.1

NOTE PURCHASE AGREEMENT

Note Purchase Agreement (this “Agreement”), dated as of September       , 2003, by and between EQUIFIN, INC., a Delaware corporation (the “Company”) located at 1011 Highway 71, Spring Lake, New Jersey 07762, and                               , an individual with an address at                                               (the “Purchaser”).

RECITALS

Subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser and Purchaser desires to purchase from the Company that amount of Notes and Warrants (as defined herein) a set forth on the signature page of this Agreement.  The Company proposes to issue: (i) $1,250,000 aggregate principal amount of 11% convertible subordinated notes due August 31, 2008 (the “Notes”); and (ii) such number of common stock purchase warrants (the “Warrants”) as equals the quotient of (x) $1,250,000, divided by (y) the “Closing Price” (as such term is defined in Section 1 below), each such warrant to have an initial exercise price of $.50 per share of the Company’s common stock, $.01 par value per share (“Common Stock”), and to expire on August 31, 2008 as part of a private placement in which the Purchaser will participate (the “Placement”).

In consideration of the mutual covenants contained herein, the parties agree as follows:

1.             Sales and Purchase of Notes.  Subject to the terms and conditions set forth herein, the Company shall issue and sell to Purchaser, and the Purchaser shall purchase from the Company that amount of $1,250,000 aggregate principal amount of Notes and such number of Warrants as equals the quotient of $1,250,000 divided by the Closing Price as set forth on the signature page hereto which are part of the Placement.  The Notes and the Warrants, shall be substantially in the forms annexed hereto as Exhibits A and B, respectively, and the original price that the Notes may be converted into shares of Common Stock shall be equal to the average closing sales price, regular way, of the Common Stock, as reported by the American Stock Exchange (“AMEX”), over the five (5) trading days immediately preceding the “Closing Date” (as hereinafter defined) (such average referred to as the “Closing Price”).

2.             The Closing.

(a)           The closing of the purchase and sale of the Notes and Warrants (the “Closing”) shall be September 12, 2003.  The date of the Closing is hereinafter referred to as the “Closing Date.”

(b)           At the Closing, the parties shall deliver, or shall cause to be delivered, the following: (i) the Company shall deliver to the Purchaser a Note or Notes in the aggregate principal amount subscribed for and a warrant certificate representing the number of Warrants being purchased in accordance with the terms of this Agreement, all registered in the name of Purchaser or in such names as Purchaser may specify by written notice to the Company at least two full business days prior to the Closing Date and (ii) Purchaser shall deliver to the Company at Closing payment in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for an amount equal to the amount of Notes to be issued to the Purchaser.

3.             Representations and Warranties of the Company.  The Company represents, warrants and agrees as follows:

(a)           Organization and Qualification.  The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Each of the Company and its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of this Agreement, the Notes, the Warrants or the shares (the “Underlying Shares”) of Common Stock issuable upon conversion or exercise thereof (the Notes, the Warrants and the Underlying Shares are referred to collectively as the “Securities”), or (y) have or result in a material adverse effect on the results of operations or assets of the Company and its subsidiaries, taken as a whole.

(b)           Corporate Action.  The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company.  This Agreement has been duly executed by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, moratorium and other laws of general application, affecting enforcement or creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)           Issuance of Securities.  The Notes, Warrants and the Underlying Shares are duly authorized, and, when issued and paid for in accordance with the terms of this Agreement and the Securities, as applicable, shall have been validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances, and rights of first refusal of any kind (collectively, “Liens”).  The Company has on the date hereof and will, at the Closing Date and at all time while the Notes and Warrants are outstanding, maintain an adequate reserve of duly reserved shares of Common Stock, reserved for issuance to holders of Notes and Warrants, to enable it to perform its obligations under such Securities.

(d)           Consents and Approvals. The Company is not required to obtain the consent, waiver, approval, authorization or order of, give any notice to, or make any filing or registration with, any court or other Federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement, or the offer, issue, sale or delivery of the Securities pursuant to this Agreement, or the performance of any of the terms or conditions of the Securities, other than (i) as have been made (in the case of filings and registrations) or obtained (in the case of consents, waivers, orders, approvals or authorizations), (ii) the filing of a registration statement with the Securities and Exchange Commission (the “Commission”) as contemplated in Section 9, (iii) the application(s) to the American Stock Exchange (“AMEX”) for the listing of the Underlying Shares with the AMEX (and with any other national securities exchange or market on which the Common Stock is then listed), (iv) the filing of a Form D with the Commission, and (v) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a material adverse effect to the Company.

(e)           No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and the performance of the Company’s obligations under the Notes and Warrants do not and will not (i) conflict with or violate any provision of its certificate of incorporation, bylaws or other charter documents (each as amended through the date hereof), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, credit facility, indenture or instrument (evidencing a Company debt or otherwise) to which the Company or any of its subsidiaries is a party or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (i) and (iii), as could not, individually or in the aggregate, have or result in a material adverse effect on the Company.  The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a material adverse effect on the Company.

(f)            No Default or Violation.  Neither the Company nor any of its subsidiaries received notice of a claim that it is in default under or that it (i) is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound which default has not subsequently been waived, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not individually or in the aggregate, have or result in a material adverse effect.

(g)           Disclosure Documents.  In connection with the offering and sale of the Securities, the Company has previously delivered to Purchaser those documents listed in Schedule A (“Disclosure Documents”).  The Disclosure Documents taken as a whole do not include any untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading.

4.             Representations and Warranties of Purchaser.  The Purchaser hereby represents and warrants to the Company as follows:

(a)           Organization; Authority.  This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against him in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, moratorium and other laws of general application, affecting enforcement or creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)           Accredited Investor.  As of the date hereof, Purchaser is an “accredited investor,” as that term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the “1933 Act”) by virtue of (i) having individual income (exclusive of any income attributable to the Purchaser’s spouse) of more than $200,000 in each of the most recent two years or joint income with the Purchaser’s spouse in excess of $300,000 and reasonably expects to have income of at least the same level for the current year and/or (ii) an individual net worth, or a combined net worth, with the Purchaser’s spouse, in excess of $1,000,000 (for purposes hereof, “individual net worth” means the excess of total assets at fair market value, including home and personal property, over total liabilities).

(c)           Non-Registration of Securities and Restrictions on Transferability.  Purchaser is aware that (i) the Securities have not been registered under the 1933 Act or the securities laws of any state, and this Agreement has not been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”), in reliance upon exceptions contained in the 1933 Act and the 1939 Act, nor will the Notes otherwise be issued pursuant to an indenture; (ii) the Securities are subject to significant restrictions on transfer, as set forth in this Agreement, the Notes and the Warrants, (iii) there is no public trading market for the Notes or the Warrants and there is no reason to expect that any such market will exist at any time in the future; (iv) Purchaser will only have those rights to register the Securities as are set forth in Section 9; (v) the Company has no obligation to qualify this Agreement under the 1939 Act and has no present intention of doing so; and (vi) Purchaser may therefore be precluded from selling or otherwise transferring or disposing of the Securities for an indefinite period of time.

(d)           Reliance Upon Representation and Warranties.  Purchaser is aware that the Securities are being offered and sold in reliance upon specific exemptions from the registration and qualification requirements of Federal and state laws and that the Company is relying upon the truth and accuracy of the representations and warranties of the Purchaser set forth herein in determining the availability of such exemptions.

(e)           Investment Intent.  Purchaser is acquiring the Securities for investment only, for his own account, and not with view or for sale in connection with, any distribution of securities.  Purchaser has no present intention of making a sale or distribution of any Securities.

(f)            Ability to Evaluate Risks and Merits of Investment.  Purchaser acknowledges receipt of the Disclosure Documents and further acknowledges that he and his investment advisor(s), if any, have reviewed the Disclosure Documents and have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information contained in this Agreement or in the Disclosure Documents and have had all of its inquiries to the Company answered in full, and have been furnished all requested material relating to the Company and the offering and sale of the Securities.  Neither the Purchaser nor his investment adviser(s), if any, has been furnished any offering literature by the Company or any of its affiliates, associates, or agents, other than this Agreement (including its Exhibits and Schedules) and the Disclosure Documents.  The Purchaser has evaluated the risks of investing in the Company and has substantial experience in making investment decisions of this type or is relying upon his professional advisers (who have such experience) in making this investment decision.

(g)           Residency and Taxpayer Identification Number.  The address set forth on the Signature Page immediately beneath Purchaser’s signature is Purchaser’s true and correct address.  Purchaser has no present intention of becoming a resident of any other state or jurisdiction.  The social security number set forth on the Signature Page beneath Purchaser’s signature, is Purchaser’s true and correct social security number.

(h)           Ability of the Purchaser to Bear Risk of Investment.  Purchaser understands that the purchase of the Securities to be sold to Purchaser as contemplated hereby is highly speculative and that an investment in the Company involves substantial risks.  Purchaser’s personal financial situation is such that (i) he can afford to hold the Securities for an indefinite period of time and sustain a complete loss of the investment, and (ii) he has adequate means to provide for his current needs and contingencies and has no need for liquidity of this investment.

(i)            Original Issue Discount.  Purchaser is aware he will be required to recognize original issue discount on the Notes for tax purposes.  Purchaser understands that a portion of the purchase price for the Securities acquired by him will be attributable to the Warrants and the remainder will be attributable to the Notes, and that the Company will deliver its valuation for original issue discount purposes after the closing of the Purchaser’s acquisition of securities.  Purchaser is aware that there is no assurance that upon audit, the Internal Revenue Service will not seek to adjust such valuation and recompute income and deductions accordingly.

(j)            Accuracy of Representations.  The foregoing representations of such Purchaser are true and accurate as of the date hereof and shall be true and accurate as of the Closing.  If, in any respect, such representations shall not be true and accurate prior to or upon the Closing Date, Purchaser shall give written notice of such fact to the Company, specifying which representations are not true and accurate and the reasons therefor.

5.             Conditions of Purchaser’s Obligations at Closing Date.  Purchaser’s obligation to purchase the Securities subscribed for by such Purchaser is subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(a)           Accuracy of Representations and Warranties.  The representations and warranties made by the Company herein shall be true and correct when made, and there shall have been no changes with respect to the Company since such representations and warranties were made that in the aggregate materially adversely effect the business, prospects, condition, affairs or operations of the Company.

(b)           Performance; No Event of Default.  The Company shall have performed and complied with all agreement and conditions herein required to be performed or complied with by it prior to or at the Closing, and there shall not exist any condition or event which would constitute an Event of Default, or which, after notice or lapse of time or both, would constitute an Event of Default under the Notes.

6.             Conditions of Company’s Obligations at Closing Date.  The Company’s obligations to sell the Securities subscribed for by Purchaser is subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(a)           Accuracy of Representations and Warranties.  The representations and warranties herein made by Purchaser shall be true and correct when made and shall be true and correct as of the Closing Date.

(b)           Performance of All Covenants and Conditions.  Purchaser shall have performed or complied with all agreements and conditions herein required to be performed or complied with by it prior to or at Closing.

7.             Legends on Securities.

(a)           Legend Required on Notes.  The Company shall be entitled to cause a legend in the following form to be endorsed on the face of each Note, whether held by Purchaser or any subsequent holder:

“This Note and the Common Stock issuable upon conversion hereof have not been registered under the Securities Act of 1933, as amended (the “Act”), nor under any state securities law and may not be pledged, sold, assigned, hypothecated or otherwise transferred until (1) a registration statement with respect thereto is effective under the Act and any applicable state securities law or (2) the company receives an opinion of counsel to the Company or other counsel to the holder of such Note, which other counsel is reasonably satisfactory to the Company, that such note and/or Common Stock may be pledged, sold, assigned, hypothecated or transferred without an effective registration statement under the Act or applicable state securities laws.”

(b)           Legend Required on Warrants.  The Company shall be entitled to cause a legend in the following form to be endorsed on the face of each Warrant, whether held by Purchaser or any subsequent holder:

“Neither this Warrant nor the shares or Common Stock issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the “Act”) and neither this Warrant nor the shares of Common Stock issuable upon exercise of this Warrant may be sold, transferred, pledged, hypothecated or otherwise disposed of in whole or in part in the absence of an effective registration statement under such Act or an opinion of counsel reasonably satisfactory to the Company, in form and substance reasonably satisfactory to the Company, that an exemption from registration under such Act exists with respect to the proposed sale, transfer, pledge, hypothecation or other disposition.”

(c)           Legend Required on Common Stock.  The Company shall be entitled to cause a legend in the following form to be endorsed on the face of any stock certificate representing any shares of Common Stock issuable upon conversion of Notes or exercise of the Warrants, whether held by Purchaser or any subsequent holder:

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”), as amended, or state securities laws and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in whole or in part in the absence of an effective registration statement under such Act or an opinion of counsel reasonably satisfactory to the Company, in form and substance reasonably satisfactory to the Company, that an exemption from registration under such Act exists with respect to the proposed sale, transfer, pledge, hypothecation or other disposition.”

8.             Registration Rights.  Effective as of the Closing, Purchaser shall have the registration rights as set forth on Exhibit C.

9.             Notices, etc.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and delivered via facsimile at the facsimile telephone number specified in this Section 10 prior to 5:00 p.m. (of the time zone of the recipient) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 10 later than 5:00 p.m. (of the time zone of the recipient) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	EquiFin, Inc.
1011 Highway 71
Spring Lake, New Jersey 07762
Facsimile No.: (732)282-1411
Attn: Walter M. Craig, Jr.

If to the Purchaser:

If to a “Holder” (as defined in Exhibit C):	at the address of such Holder maintained on the books of the Company,

or such other address as may be designated in writing hereafter, in the same manner, by such person.

10.           Amendments and Waivers. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except with the written consent of the Company and the Purchaser.

11.           Fees and Expenses.  Each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities pursuant hereto.

12.           Publicity.  The Company contemplates the issuance of a press release announcing the completion of this transaction and will advise the Purchaser of the proposed language of the release for Purchaser’s review and comment 24 hours before such release.

13.           Miscellaneous.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New Jersey, without giving effect to conflict of laws principles.  All the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and in particular shall inure to the benefit of and be enforceable by any holder or holders at any time of the Securities to whom said

Securities are transferred or sold in accordance with the terms and provision of this Agreement and said Securities.  This Agreement, together with the Exhibits and Schedules hereto, contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into thereto.  The headings in this Agreement are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.  When the context in which words are used in this Agreement indicates that such is the intent, singular words shall include the plural and vice versa and masculine words shall include the feminine and the neuter genders and vice versa.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  All representations, warranties, covenants and agreements contained herein shall survive the Closing and the delivery of the Securities.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.  Any reference to “this Agreement” shall include all Exhibits hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

EQUIFIN, INC.

By:
Name:
Title:

Proposed Principal Amount of Notes to be Purchased by Purchaser, together with Warrants as provided herein.

$                  .

, Purchaser

Social Security Number

Address